UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

BIDGIVE INTERNATIONAL, INC.

(Name of Registrant As Specified In Its Charter)

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$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

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Proposed maximum aggregate value of transaction

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Total fee paid

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BIDGIVE INTERNATIONAL, INC.

3538 Caruth Blvd., Suite 200
Dallas, Texas 75225

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about November 27, 2009 (the “Mailing Date”) to the shareholders of record, as of September 25, 2009 (the Record Date”), of BidGive International, Inc. (hereinafter referred to as “we,” “us,” “our,” or the “Company”), a Delaware corporation. This Information Statement is being circulated to advise the shareholders of actions already approved and taken without a meeting by written consent of shareholders who hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals set forth herein will not be effective until 20 days after the date this Information Statement is mailed to the shareholders; the Company anticipates that the proposal will become effective on or about December 17, 2009 (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)

The Company increased the total number of shares which the Company is authorized to issue from thirty million (30,000,000) shares to one hundred and sixty million (160,000,000) shares, of which one hundred and fifty million (150,000,000) shares shall be Common Stock, $0.001 par value, and ten million (10,000,000) shares shall be Preferred Stock, $0.001 par value.

(2)	The Company enacted a one-for-fifteen reverse stock split of the Company’s issued and outstanding common stock.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the amendment to the Company’s Articles of Incorporation and the reverse stock split. Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent of shareholders who hold a majority of the voting power of the Common Stock of the Company:

(1)

The Company increased the total number of shares which the Company is authorized to issue from thirty million (30,000,000) shares to one hundred and sixty million (160,000,000) shares, of which one hundred and fifty million (150,000,000) shares shall be Common Stock, $0.001 par value, and ten million (10,000,000) shares shall be Preferred Stock, $0.001 par value.

(2)	The Company enacted a one-for-fifteen reverse stock split of the Company’s issued and outstanding common stock.

The Board of Directors has fixed the close of business on September 25, 2009 as the Record Date for determining the Shareholders entitled to notice of the foregoing corporate actions.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on September 25, 2009, are entitled to notice of the foregoing action to be effective on or about December 17, 2009. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date voted in favor of the foregoing action by written consent, and having sufficient voting power to approve such proposal through their ownership of the common stock, no other consents will be solicited in connection with this Information Statement. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of shareholders to approve this action is made possible by provisions of the Delaware Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holder of a majority interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholder who holds a majority of the voting power of our capital stock.

November 23, 2009

By Order of the Board of Directors,
/s/ Ronald D. Gardner, Chairman

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

THIS INFORMATION STATEMENT AND THE DOCUMENTS INCORPORATED IN THIS DOCUMENT BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND BUSINESS.  WORDS SUCH AS “ANTICIPATES,” “EXPECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

CURRENT INFORMATION ABOUT THE COMPANY

THE COMPANY

BidGive International, Inc. (“we” or the “Company”) was originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. On April 12, 2004, Rolfe Enterprises, Inc. was merged (the “Reincorporation Merger”) with and into the Company, a Delaware corporation and prior to such date a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the Company surviving the Reincorporation Merger. The purpose of the Reincorporation Merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to “BidGive International, Inc.”

On December 4, 2003, we acquired all of the business and assets of BidGive Group, LLC (“BidGive”) through the merger (the “Acquisition Merger”) of BidGive with and into a wholly-owned subsidiary of Rolfe Enterprises, Inc., with the subsidiary as the surviving corporation. The assets which we acquired in the Acquisition Merger consisted of a development stage discount certificate business, the related website, and related proprietary technology. We acquired the assets in the Acquisition Merger in order to further develop operations of an e-commerce website through which we will offer and sell discount shopping, dining and travel, and numerous other products and services.

Our revenues were $10,011 for the six months ended June 30, 2009 (unaudited).  We derive our revenues from our project and program development and management services.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Positions held
James P. Walker, Jr.	49	President, Chief Executive Officer, Secretary and Director

Rebecca Richardson-Blanchard	43	Interim Chief Financial Officer and Treasurer
Ronald D. Gardner	68	Chairman of the Board
Kelly Walker	46	Director

Biographical Information

 James P. Walker, Jr.  James P. Walker, Jr. has served as the President, Secretary and a director of BidGive International since December 4, 2003. Mr. Walker was in private law practice from 1985 to 1989, and with J.C. Penney Company from 1989 to 1996. From 1996 to 1999, he was COO/General Counsel with Benchmark Environmental Consultants where he was responsible for restructuring and managing operations.  From September 1999 to December 2001, he was CEO of Technology Business Partners, a technical consulting/staff augmentation company. In December 2001 he became CEO/COO and director of BidGive, Inc., a development stage company, to oversee development and testing of BidGive, Inc.’s discount dining certificate business. In May 2003, Mr. Walker served as CEO/COO and Manager of BidGive Group, LLC, a transitional company formed to acquire certain assets of BidGive, Inc., to merge with Rolfe Enterprises, Inc. (BidGive International’s predecessor), and to expand and commercialize the acquired discount certificate business, launch business operations, and to raise operating capital. He is a graduate of Texas Tech University (BA 1982) and School of Law (JD 1985). Mr. Walker currently devotes his full time and attention to BidGive International, and has not had any other business activities from December 2001 to the present other than with BidGive, Inc. and BidGive Group, LLC.

Rebecca Richardson-Blanchard.  Rebecca Richardson-Blanchard has served as Interim Chief Financial Officer and Treasurer since April 2005.  Ms. Richardson-Blanchard has held the position of Senior Accountant for the accounting firm, Thomas W. Richardson, CPA, from November 1990 to the present. During this time the accounting firm specialized in financial and business consulting and preparation of individual and business taxes. From December 1983 to October 1990, Ms. Richardson-Blanchard was employed by Savings of America as Accounts Supervisor. Ms. Richardson-Blanchard devotes approximately 15% of her time and attention (approximately 8 to 10 hours per week) to BidGive International, and devotes the remainder of her time and attention to her accounting firm.

Ronald D. Gardner.  Ronald D. Gardner has served as a director of BidGive International since March 2004, and assumed the Chairmanship of the Board in December 2008. Since 1998, Mr. Gardner has been self-employed as an independent sales and marketing consultant in the debit and prepaid calling markets.  From 1988 to 1998 Mr. Gardner worked in the telecommunications industry.  From 1996 to 1998, he was President of Logiphone Group, a telecommunications company doing business in the Netherlands.  During 1995 he was a consultant to ACR, Inc., which was engaged in the business of selling and marketing long distance services, and The Furst Group, Inc., which was engaged in the business of selling prepaid calling card services.  From 1988 through 1994 he worked for Comac, Inc., a private telecommunications company reselling AT&T long distance services.  During the period from 1992 to 1994 he was the President of Comac, Inc., and prior to that time he was national director of sales and marketing for Comac, Inc.  Mr. Gardner is a graduate of West Virginia University (BS 1963) and New Mexico Highlands University (MS 1968).

Ms. Kelly Walker.  Ms. Kelly Walker is 46 years old. In addition to serving as a director of the Company, Ms. Walker also is majority owner and President of Benchmark Environmental Consultants, a full service environmental consulting company, which she founded in 1991 and has remained with to the present date, which is an international consultant on energy and environmental issues for major corporations. Ms. Walker has more than twenty years’ experience with corporate operations and procedures, risk management assessments and disclosures, and structuring project ventures. Ms. Walker also serves as a business liaison between BidGive International and various corporate venture partners.

Family Relationships

James Walker is married to Kelly Walker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 25, 2009, certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Company's Common Stock; and (iii) all Directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

James P. Walker, Jr. (1) President, CEO, Secretary and Director 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	1,805,921 (2)	20.31%

Michael Jacobson 11621 Linden Grove Drive Fort Wayne, Indiana 46845	1,064,300	11.97%

Ronald D. Gardner (1) Chairman of the Board 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	848,945 (3)	9.55%

Rebecca Richardson-Blanchard (1) Interim CFO, Treasurer 3538 Caruth Blvd, Suite 200 Dallas, Texas 75225	73,531	0.83%

Kelly Walker (1) 3538 Caruth Blvd., Suite 200 Dallas, Texas 75225	1,765,921(4)	19.86%

Robert Schneiderman 843 Persimmon Lane Langhorne, PA 19047	592,388	6.66%

All Directors and executive officers (4 persons)	2,688,397	30.23%

(1) The person listed is an executive officer and/or director of the company

(2) Includes 40,000 shares which Mr. Walker has the right to acquire upon conversion of outstanding convertible notes he holds.   Of the 1,805,921 shares, 110,296 are held of record by Mr. Walker's children. Therefore, he may be deemed to be the beneficial owner of those shares.

(3) Of the 848,945 shares, 45,695 are held of record by Mr. Gardner's spouse. Therefore, he may be deemed to be the beneficial owner of those shares.

(4) Of the 1,765,921 shares, 110,296 are held of record by Ms. Walker's children. Therefore, she may be deemed to be the beneficial owner of those shares.

VOTING SECURITIES & INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware Business Corporations Act, a vote by the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote (the “Voting Shares”) is required to effect the actions described herein. As of the Record Date, the Company had 8,891,870 Voting Shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting shareholders are the record and beneficial owners of 4,626,258 shares of the Company’s common stock, which represents approximately 52.02% of the total number of Voting Shares. Pursuant to Section 228 of the Delaware Business Corporation Act, the majority consenting shareholders voted in favor of the action described herein in written consents, dated September 25, 2009.  The consenting shareholder’s name, affiliations with the Company and beneficial holdings are as follows:

Shareholder	Amount of Beneficial Ownership
James P Walker, Jr. (1) and Kelly Walker(1)	1,655,625
Michael Jacobson	1,064,300
Ron Gardner (1)	803,250
Bob Schneiderman	592,388
Jim Gallagher	280,000
Heidi Walters	185,000
Patricia Gardner	45,695

(1) The person listed is an officer or director of the Company

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the consenting majority shareholders have adopted and approved resolutions to amend the Articles of Incorporation to increased the total number of shares which the Company is authorized to issue from thirty million (30,000,000) shares to one hundred and sixty million (160,000,000) shares, of which one hundred and fifty million (150,000,000) shares shall be Common

Stock, $0.001 par value, and ten million (10,000,000) shares shall be Preferred Stock, $0.001 par value (the “Amendment”).

The Board of Directors and the consenting majority shareholder believe that the Amendment, in conjunction with the reverse stock split (discussed below), are in the best interests of the Company and its stockholders, as both actions will provide the Company with additional shares of available common stock which may be utilized in pursuing potential future business transactions.  At this time, the Company does not have any plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock that are being created as a result of the Amendment and reverse stock split.  In the event that the Company were to pursue a business transaction that involved the issuance of additional shares of its common stock, this would dilute the holdings of current shareholders of the Company.

Furthermore, the Amendment and the reverse stock split could have an anti-takeover effect because additional authorized shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make more difficult a change in control or takeover of the Company. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company; neither the Amendment, nor the reverse stock split, were taken with the intent that they be utilized as a type of anti-takeover device.

REVERSE STOCK SPLIT

Material Terms of the One-For-Fifteen Reverse Stock Split

Our Board of Directors and the consenting majority shareholders have adopted and approved resolutions to effect a one-for-fifteen (1-for-15) reverse stock split of the Company’s outstanding shares of common stock (the “Reverse Split”). The immediate effect of the Reverse Split will be to reduce the total number of outstanding shares of the Company’s common stock from 8,891,870 to approximately 592,791 shares presently issued and outstanding. The Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

As noted above, the Board of Directors and the consenting majority shareholder believe that the reverse stock split, in conjunction with the Amendment, are in the best interests of the Company and its stockholders, as both actions will provide the Company with additional shares of available common stock which may be utilized in pursuing potential future business transactions.  At this time, the Company does not have any plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock that are being created as a result of the Amendment and reverse stock split.  In the event that the Company were to pursue a business transaction that involved the issuance of additional shares of its common stock, this would dilute the holdings of current shareholders of the Company.  The reverse stock split discussed herein is not a first step in a going private transaction and this action will not trigger the Company’s compliance with the Securities and Exchange Commission’s going private rules.

The Reverse Split will become effective on a date not less than twenty (20) calendar days after we mail this Information Statement to our record Shareholders. Under applicable federal securities laws, the Reverse Split cannot be effective until at least twenty (20) calendar days after the Mailing Date.

No fractional shares will be issued for any fractional share interest created by the Reverse Split; shareholders will receive a full share of common stock for any fractional share interests created by the Reverse Split.

All share certificates which are in existence as of the close of business on the Effective Date, representing issued and outstanding shares of common stock of the Corporation, shall, until surrendered to the Corporation's transfer agent for cancellation, represent one share of the Corporation’s common stock for each fifteen shares previously specified thereon.  The Corporation’s transfer agent is: OTC Corporate Transfer Service Co., 52 Maple Run Drive, Jericho, NY 11753.

Dissenter’s Rights

The general corporation law of the State of Delaware does not provide for dissenter’s rights of appraisal in connection with the above described actions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact James P. Walker, Jr., at 3538 Caruth Blvd., Suite 200, Dallas, Texas 75225.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

On April 16, 2009, we filed our annual report on Form 10-K for the fiscal year ended December 31, 2008 with the SEC. Copies of the annual report on Form 10-K, may be reviewed at the above-referenced SEC website, or obtained, free of charge, upon written request by any shareholder to the Company at 3538 Caruth Blvd., Suite 200, Dallas, Texas 75225. Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Exhibits

1.

Amendment to the Articles of Incorporation of BidGive International, Inc.

By Order of the Board of Directors,
/s/ Ronald D. Gardner, Chairman

November 23, 2009

EXHIBIT 1

ARTICLES OF AMENDMENT

BIDGIVE INTERNATIONAL, INC.

Article V, Section A. shall be amended in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred and sixty million (160,000,000) shares. One hundred and fifty million (150,000,000) shares shall be Common Stock, $0.001 par value, and ten million (10,000,000) shares shall be Preferred Stock, $0.001 par value.”